CERTIFICATE OF CORRECTION

                                       TO

                             ARTICLES SUPPLEMENTARY

                                       OF

                     CREDIT SUISSE INSTITUTIONAL FUND, INC.

                  Credit Suisse Institutional Fund, Inc., a Maryland corporation having its principal office in the State of Maryland in the City of Baltimore (hereinafter called the "Corporation"), hereby certifies to the State department of Assessments and Taxation of Maryland that:

          1.   The title of the document being corrected is:

                             "ARTICLES SUPPLEMENTARY

                                       OF

               CREDIT SUISSE INSTITUTIONAL FUND, INC." (the "Articles Supplementary").

          2. The Articles Supplementary were filed with and accepted for record by the State Department of Assessments and Taxation of Maryland on July 1, 2002.

          3. Credit Suisse Institutional Fund, Inc. is the only party to the Articles of Supplementary.

          4. (a) As originally filed, Paragraph 8 of the Articles Supplementary being corrected read as follows:

               8. The Fund hereby further reclassifies nine hundred ninety eight million, nine hundred fifty six thousand, four hundred -twenty four (998,956,424) Shares of the authorized and unissued shares of the Small Cap Portfolio of the Fund as Unclassified Shares.

                    (b) Paragraph 8 of the Articles Supplementary as corrected reads as follows:

               "8. The Fund hereby further reclassifies nine hundred ninety eight million, nine hundred fifty six thousand, four hundred -twenty four (998,956,424) Shares of the authorized and unissued shares of the Small Company Value Portfolio of the Fund as Unclassified Shares;"

                  THE UNDERSIGNED officers of the Corporation hereby acknowledge this Certificate of Correction to be the corporate act of the Corporation and further certify that, to the best of their knowledge, information and belief, the matters and facts set forth herein that are required to be verified under oath are true in all material respects and that this statement is made under the penalties of perjury.

                  IN WITNESS WHEREOF, Credit Suisse Institutional Fund, Inc., caused this Certificate of Correction to be signed in its name and on its behalf by its Vice President witnessed by its Assistant Secretary as of June 11, 2004.

WITNESS:                                  Credit Suisse Institutional Fund, Inc.



/s/J. Kevin Gao                           /s/Hal Liebes                   (SEAL)
---------------                       ------------------------------------------
J. Kevin Gao                                 Hal Liebes
Assistant Secretary                          Vice President


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